UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 19, 2005

Cohu, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-04298	95-1934119
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12367 Crosthwaite Circle, Poway, California		92064
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-848-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Facility Lease

On August 19, 2005, Cohu, Inc. entered into an extension of the Cohu Electronics Division facility lease agreement with Thomas G. Plein and Diane L. Plein, the Hurley Family Trust and Chesnut Family Trust. The agreement extends the term of the existing facility lease for an additional thirty-seven month term. The lease agreement is for approximately 57,000 square feet located at 3912 Calle Fortunada in the City of San Diego, California, at an average monthly rate of $1.01 per square foot, resulting in a total future lease payment obligation of approximately $2,100,000.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.
99.1

Description
Extension of Lease dated August 19, 2005 by and between Cohu, Inc., Thomas G. Plein and Diane L. Plein, the Hurley Family Trust and Chesnut Family Trust

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohu, Inc.

August 22, 2005	By:	John H. Allen

Name: John H. Allen
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Extension of Lease dated August 19, 2005 by and between Cohu, Inc., Thomas G. Plein and Diane L. Plein, the Hurley Family Trust and Chesnut Family Trust